Exhibit 99.1

N E W S R E L E A S E

For Immediate Release

Contact:	HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  August 12, 2005

HEMACARE REPORTS SEVENTH CONSECUTIVE PROFITABLE QUARTER

LOS ANGELES — HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced second quarter 2005 results of operations that produced net income of $440,000, or $0.05 per share basic and diluted, marking the seventh consecutive quarter the Company has reported positive net income, and a $164,000 improvement over the first quarter of 2005.  Revenue for the quarter increased $600,000, or 8.7%, to $7,521,000 compared with $6,921,000 reported for the same quarter of 2004. Net income for the quarter decreased $48,000, or 9.8%, compared with net income of $488,000, or $0.06 per share basic and diluted for the second quarter of 2004. Revenue for the first six months of 2005 increased $947,000, or 6.9%, to $14,604,000 from $13,657,000 reported for the same period of 2004.  For the first six months of 2005, the Company generated net income of $716,000, or $0.09 per share basic and $0.08 diluted, representing an $18,000, or 2.5%, decrease in earnings over the $734,000 reported for the same period of 2004.

Blood products revenue increased $826,000, or 16.4%, primarily due to higher sales volumes at the Company’s ongoing blood product operations of $1,149,000, or 24.4%, in the quarter compared to the same period of 2004.  This revenue growth is directly related to higher blood product collections and an increase in sales of products purchased from other suppliers.

Revenues from the blood services segment decreased by $226,000, or 12.0%, to $1,659,000 in the second quarter of 2005 from $1,885,000 in the same period of 2004. This decrease was mainly due to a 11.6% decrease in the number of therapeutic apheresis procedures performed during the quarter compared with the same quarter in 2004.  This decrease is due to several factors, including competition from other service providers in the

21101 Oxnard Street, Woodland Hills, CA 91367	•	Phone 818.226.1968	•	Fax 818.251.5300

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Company’s Southern California market, ceasing in-patient services for a major customer in Maine, and the non-renewal of one of the Company’s hospital contracts in New Hampshire in June of 2004.

The Company produced a gross profit of $1,766,000 in the second quarter of 2005 compared with a gross profit of $1,503,000 for the same period in 2004.  The improvement in gross profit of $263,000, or 17.5%, is attributable to a $458,000, or 53.4%, increase in gross profit for the blood products business segment compared with the second quarter of 2004.  This is offset in part by a $195,000, or 30.2%, decrease in gross profit reported in the quarter for the Company’s blood services segment compared with the same period in 2004.  The increase in gross profit for the blood products segment is a result of increasing gross profit at the Company’s ongoing donor centers with higher sales volumes and an increase in the gross profit percentage to 22.4%, compared with 17.1% for the same period in 2004 generated by operational efficiencies realized from higher volumes.

The gross profit percentage for blood services decreased to 27.2% in the second quarter of 2005, compared to 34.3% during the same period of 2004, although substantially improved over the 18.3% gross profit percentage reported during the first quarter of 2005.  The year over year decrease in the gross profit percentage is partially attributable to a decrease in revenues and increases in nursing salaries due to increased competition for trained apheresis nurses.  In addition, the Company has increased the number of staff and related expenses associated with the management and marketing of this business segment.

“The Company continues to move forward as evidenced by a strong second quarter,” commented Judi Irving, President and Chief Executive Officer.  “Our ongoing blood products operations continue to grow and the gross margins from these centers have shown substantial improvement.”  Ms. Irving further commented, “Although we are disappointed with the decrease in revenue and gross margins in our blood services business segment compared with the second quarter of 2004, the results reported today for this business segment show marked improvement from the first quarter of this year.”  Ms. Irving concluded, “We have an excellent team of dedicated professionals all working together to grow the Company.  We are continuing to invest the resources generated by our operations to enhance our capability to provide customized delivery of products and services to our customers.”

HemaCare will be holding an interactive investor conference call on Friday, August 12, 2005 at 1:00 PM (Eastern Daylight Time).  Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the second quarter 2005 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare’s second quarter earnings conference call.  A recording will be available two hours following the call through midnight, August 21, 2005 that can be replayed by calling 800-642-1687, ID number 5928560.  A webcast of the conference call will also be available via the Company’s website (www.hemacare.com) after August 21, 2005.

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U. S.  HemaCare is licensed by the FDA and accredited by the American Association of Blood

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Banks.  The Company focuses on providing cost effective, high quality solutions to organizations with a need for blood-related products and services.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.)  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above.  You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and variations and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation the Company’s need to successfully complete its operating plan to improve profit; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; increasing costs that the Company may not be able to pass on to customers because the market price for blood does not necessarily reflect the costs of collecting and processing it; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; its increasing reliance on outside laboratories; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies in the Company’s industry; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the need to obtain services of qualified medical professionals; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in our stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

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(Financial Table Follows)

HemaCare Corporation

Condensed Consolidated Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Statements of Income

Revenues	$7,521,000	$6,921,000	$14,604,000	$13,657,000

Gross Profit	$1,766,000	$1,503,000	$3,231,000	$2,934,000

General and administrative expenses	$1,321,000	$1,015,000	$2,510,000	$2,200,000

Income before income taxes	$445,000	$488,000	$721,000	$734,000

Provision for income taxes	$5,000	$—	$5,000	$—

Net income	$440,000	$488,000	$716,000	$734,000

Basic earnings per share	$0.05	$0.06	$0.09	$0.09

Diluted earnings per share	$0.05	$0.06	$0.08	$0.09

Weighted average shares outstanding – basic	8,106,000	7,756,000	8,090,000	7,756,000

Weighted average shares outstanding - diluted	8,806,000	8,089,000	8,807,000	7,999,000

	June 30, 2005	December 31, 2004
Balance Sheets

Assets
Cash and cash equivalents	$2,626,000	$2,082,000
Other current assets	4,582,000	4,455,000
Non-current assets	2,604,000	2,807,000
Total assets	$9,812,000	$9,344,000

Liabilities and Shareholders’ Equity
Current liabilities	$3,205,000	$3,469,000
Long-term liabilities	573,000	708,000
Shareholders’ equity	6,034,000	5,167,000
Total liabilities and shareholders’ equity	$9,812,000	$9,344,000

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